Exhibit 10.50

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED

WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

FREE LEASE AGREEMENT (COMODATO)

By means of this private legal instrument, on the one side,

AMYRIS BRASIL S.A., a corporation organized and existing under Brazilian law, with its head office located in the City of Campinas, State of São Paulo, Federal Republic of Brazil, at Rua James Clerk Maxwell, 315, enrolled with the General Registry of Corporate Taxpayers of the Brazilian Ministry of Finance (“CNPJ/MF”) under No. 09.379.224/0001-20, herein represented by its undersigned legal representatives (“AMYRIS”), and, on the other side,

BIOMIN DO BRASIL NUTRIÇÃO ANIMAL LTDA., a corporation organized and existing under Brazilian law, with its head office located in the City of Piracicaba, State of São Paulo, at Estrada Professor Messias Jose Baptista, 2700, enrolled with the CNPJ/MF under No. 07.738.662/0001-02, herein represented by its undersigned legal representatives (“BDB”),

(AMYRIS and BDB are individually identified as “Party” and jointly as “Parties”).

RECITALS

WHEREAS:

(A)

the Parties executed a Joint Manufacturing Agreement, dated as of June 24, 2010, whereby BDB agreed to manufacture, in its facility located in Piracicaba, certain products specifically required by AMYRIS according to the terms and conditions set forth in such agreement (“Joint Manufacturing Agreement” and “Product”, respectively);

(B)

under the Joint Manufacturing Agreement, AMYRIS agreed to entrust BDB with the manufacture of the Products, providing BDB with the necessary information and equipment, as well as paying BDB a consideration;

(C)

under the Joint Manufacturing Agreement, AMYRIS agreed to assign to BDB the certain equipments, under a free lease agreement (comodato) for the effective period of the Joint Manufacturing Agreement; and

(D)	the Parties are interested in setting forth the conditions applicable to the above mentioned free lease (comodato) agreement.

The Parties hereby resolve to execute this Free Lease Agreement (Comodato) (the “Agreement”), which shall be governed by the following clauses and conditions:

CLAUSE ONE – SCOPE

1.1.

By this Agreement and on the best terms of the law, AMYRIS grants on temporary basis to BDB the use and possession of certain equipments, free of charge, and retaining title to such equipment to be used exclusively for the manufacturing of the Product (the “Free Leased Equipment”). A detailed description of the Free Leased Equipment and estimation of its cost of acquisition is attached hereto as Annex A.

1.2.

This Free Lease agreement shall be read as an ancillary agreement to the Joint Manufactured Agreement and at all times constructed in the context of such an agreement. In case of conflict between any provisions of the Free Lease Agreement and the Joint Manufacturing Agreement the Joint Manufacturing Agreement prevails.

CLAUSE TWO – DESTINATION

2.1.      During the term of the Agreement, the Free Leased Equipment shall be exclusively used for the specified activities of BDB described on the Joint Manufacturing Agreement.

CLAUSE THREE – TERM

3.1.      This Agreement shall be effective as from the date of execution hereof until the date of expiration or termination of the Joint Manufacturing Agreement, and shall be automatically terminated when the Joint Manufacturing Agreement is terminated or expired in accordance with the provisions thereof.

CLAUSE FOUR – PURCHASE OPTION

4.1.      Following a period of two (2) years as of the Effective Date of the Joint Manufacturing Agreement, BDB shall have the option to purchase the Equipment for a price equal to total Project Capex less taxes less depreciation accrued in accordance with applicable law, as defined in the Joint Manufacturing Agreement.

4.2       If BDB does not exercise the option referred to in Section 4.1 after a period of two (2) years as of the Effective Date, in the third anniversary of this Agreement, BDB shall have a final option to purchase the Equipment for the price defined in Section 4.1.

4.3.      The Parties hereby agree that the Purchase Option provided for in this section 4 and in the Joint Manufacturing Agreement shall comprehend the whole of the Equipment and, hence, the total Project Capex. [*].

4.4.      Unless in the event BDB decides to not exercise the purchase option or the Joint Manufacturing Agreement is terminated in breach of BDB’s obligations thereunder, AMYRIS shall transfer definitive ownership of the Free Leased Equipment to BDB, within eight (8) weeks after expiration or termination of the Toll Manufacturing Agreement. BDB shall permit Amyris to remove the equipment and any materials of the Unit that can be removed without

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

causing any material harm to the site.

4.5.      For the purposes of the Joint Manufacturing Agreement and in compliance with the applicable law, depreciation will begin to accrue once BDB’s plant is in operation and hence manufacturing of the Product has actually started.

4.6       Any title of AMYRIS to the Free Leased Equipment shall cease upon final payment of all amounts due according to Clause 4.1 above and BDB shall gain unfettered ownership of the Free Leased Equipment following receipt by AMYRIS of all such amounts.

4.8       In the event that BDB, for any reason, does not pay the full price of the Free Leased Equipment pursuant to this Clause, within 15 days of the exercise of the purchase option, BDB shall permit AMYRIS to remove the Free Leased Equipment and any related materials, as provided for in Clause 4.2, without causing any material harm to the Plant.

CLAUSE FIVE – DELIVERY AND INSTALLATION

5.1.      BDB expressly acknowledges that, from date the delivery of Free Leased Equipment at BDB’s plant located in the City of Piracicaba, São Paulo, Brazil, BDB will have the possession of the Free Leased Equipment, taking all responsibilities to preserve the Free Lease Equipment.

5.2.      BDB undertakes to keep for the term of this Free Lease Equipment Agreement the Free Leased Equipment installed at its plant located in the City of Piracicaba, São Paulo, Brazil, pursuant to the installation instructions provided by AMYRIS. BDB shall not take the Free Leased Equipment out of its plant without the prior written consent of AMYRIS.

5.3.      AMYRIS shall be entitled, but not required, to appoint the person or persons who it may deem appropriate to inspect if BDB is adequately operating the Free Leased Equipment, but under no circumstances AMYRIS shall be held liable for the installation or proper operation of the Free Leased Equipment.

CLAUSE SIX – OWNERSHIP

6.1       The Free Leased Equipment shall be kept as exclusive property of AMYRIS, and it shall not become a part of the real property of BDB. BDB undertakes to not create any lien or encumbrance on the Free Leased Equipment. In addition, BDB shall not remove the plate attached to the Free Leased Equipment indicating AMYRIS’s property.

6.2       BDB may not lease, deliver or transfer the Free Leased Equipment to any other person. BDB shall not create or allow the creation of any privilege or preemptive right, injunction, or encumbrance of any type on the Free Leased Equipment. In case any event occurs that may threaten or adversely affect AMYRIS’s ownership of the Free Leased Equipment or create any encumbrance on the Free Leased Equipment, BDB shall promptly give notice to AMYRIS, and defend AMYRIS’s ownership, at its own account, as diligently as possible, unless AMYRIS, at its own discretion, determines to defend such ownership at its own account. In such case, the legal fees and further expenses shall be borne by BDB

6.3       BDB shall notify and warn all those threatening to damage or jeopardize the ownership of the Free Leased Equipment that belongs to AMYRIS for all purposes. BDB shall be liable for and accepts to indemnify, exempt and release AMYRIS from and against any liability, loss, expense or any other damage arising out of such threat, damage or loss.

CLAUSE SEVEN – USE, MAINTENANCE, IMPROVEMENTS, INSPECTION AND DAMAGES

7.1       The Free Leased Equipment shall exclusively be used for the purpose agreed to in the Joint Manufacturing Agreement.

7.2.      BDB shall supply all power, water, heat and other services that may be necessary to operate the Free Leased Equipment.

7.3.      BDB accepts to be fully responsible for the operation of the Free Leased Equipment,.

7.4.      BDB agrees to care for the good conservation and maintenance of the Free Leased Equipment as if it were BDB’s own asset.

7.5       BDB shall not make modifications, replacements or changes in the Free Leased Equipment, without the prior written consent by AMYRIS, and BDB shall not replace nor disassemble the Free Leased Equipment in order to use its parts in any other equipment.

7.6.      AMYRIS reserves itself the right to make replacements or changes in the Free Leased Equipment with the purpose of improving its yield and usefulness. The dates and time necessary for such work shall be agreed between the parties.

7.7.      BDB agrees to allow AMYRIS to inspect the Free Leased Equipment whenever AMYRIS desires, within working hours and as previously scheduled in advance by the Parties.

7.8.      BDB agrees to immediately repair, at its sole and exclusive cost, any damages to which it may give cause to the Free Leased Equipment. If such repair is not possible, BDB shall indemnify AMYRIS for the resulting losses, within no longer than [ninety (90) days] as from the occurrence such damage.

CLAUSE EIGHT – INDEMNIFICATION

8.1.      AMYRIS shall not be held liable for any damage, loss, injury or death incurred by BDB or by any other person or asset (including, but not limited to, products processed by use of the Free Leased Equipment), resulting from or arising out of, or in any manner relating to the operation and maintenance by BDB, lack of use, replacement or return of the Free Leased Equipment, or for the use of any material, device or processing method relating thereto.

8.2.      BDB undertakes to indemnify, exempt and release AMYRIS from and against any obligation, damage, loss, cost or expense of any nature whatsoever owed or borne by AMYRIS due to the aforementioned loss, damage, or injury, or death resulting from the use of the Free Leased Equipment by BDB.

8.3       Upon being aware of any such mentioned event, BDB shall inform AMYRIS on any demand or judicial action arising out of the use of the Free Leased Equipment. AMYRIS shall undertake the defense of any judicial claim or action through its own attorneys. BDB shall pay all costs in connection with the mentioned defense

CLAUSE NINE – TAXES AND EXPENSES

9.1.       AMYRIS shall bear all expenses relating to shipping, including packaging, domestic and sea freight, transportation insurance, import and export agents’ fees, etc., and it shall further bear all customs expenses, including import rights, import expenses and any other taxes and expenses related to the Free Leased Equipment

CLAUSE TEN – GENERAL PROVISIONS

10.1.    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Joint Manufacturing Agreement, as the context requires

10.2    The Parties shall not assign or transfer (in whole or in part) its rights or obligations under this Free Lease Agreement without the prior written consent of the other Party.

10.3.    This Agreement binds the Parties and/or successors on any degrees whatsoever

10.4.    This Agreement may only be amended or modified by means of prior agreement between the Parties and the signing of a specific amendment signed by both.

10.5.    Any omission or tolerance by the Parties in requiring the correct, full and punctual compliance with the specific or generic terms and conditions contained in this Agreement, or in exercising any prerogative hereunder, shall not constitute any kind of waiver, desistance or novation, and nor shall it affect the right of the Parties to exercise them at any time.

10.6.    In the event any provision of this Agreement should be considered invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any manner whatsoever be affected or prejudiced thereby and shall remain in full force and effect. The Parties shall negotiate in good faith to replace any provisions considered invalid, illegal or unenforceable with valid, legal and enforceable provisions, the effects of which shall approximate as closely as possible the legal and economic effects intended by the provisions considered invalid, illegal or unenforceable.

10.7     None of the Parties shall be liable to the other Party for the breach to this Agreement, if such breach is caused by force majeure, including, but not limited to, fire, explosion, labor conflict (including strike and lockout), rebellion, uprising, failure or delay in obtaining authorizations or material, lack of supply sources, governmental provisions, interruptions in public means of transportation, war, accidents, acts of God or force majeure or public enemy, or other similar or different factors, beyond the control of both Parties.

10.8    This Agreement does not create or intend to create any kind of company, association, joint venture, cooperative, partnership, consortium, or agency, and neither does it attribute or aim to create any kind of relationship involving principal and agent, commercial representation, business management or other kind of similar legal arrangement between the Parties, except for those expressly provided in this Agreement and in the Joint Manufacturing Agreement.

10.9    Each Party is responsible for covering its own costs and other expenses incurred or to be incurred in relation to the signing, execution and performance of this Agreement.

10.10    Should, after the signature of this Agreement, any taxes be created, or any tax rates, taxable base or manners for calculating any tax existing at the signing date below and involving taxable events related in any manner to this Agreement be altered, either via a law, a decree, a ruling or an administrative rule, or any special tax benefit available to the Parties related to this Agreement granted by any federal, state of municipal taxing authorities be extinguished, the Parties shall negotiate, in good faith, to amend this Agreement in order to restore its economic and financial balance.

CLAUSE ELEVEN – CONFIDENTIALITY

11.1    BDB agrees that all materials and information made available to him by AMYRIS or by his order, before or during the term of this Agreement, including any manual, shall be considered trade secrets of AMYRIS for the purposes of this Agreement, and shall be held as confidential and used by BDB solely for the purposes permitted herein. BDB agrees not to release the trade secrets to the public or other persons besides its employees, and even to its employees only to the necessary extent as to the accomplishment of this Agreement. BDB also agrees not to permit that anyone copy or exhibit any confidential information received from AMYRIS. The communication, delivery or release of the trade secrets or other confidential information by AMYRIS to BDB, its employees or representatives, shall not be construed or interpreted as a license or assignment of intellectual property rights, but only as authorization for BDB to use such information for the accomplishment of its obligations under this Agreement.

CLAUSE TWELVE – COMMUNICATIONS

12.1.    All notices, communications, requests, authorizations and consents that have to be transmitted or given by the Parties under this Agreement shall only be valid and effective if provided in writing through correspondence (under protocol or sent against notice of receipt) or fax (with proof of transmission) addressed in the following manner (or in such other manner as may be notified subsequently by one Party to the other):

(a)        AMYRIS:

Address:	Rua James Clerk Maxwell, 315, Campinas-SP
Phone:	+55 19 3783-9450
Fax:	+55 19 3783-9450
At.:	Roel Win Collier

(b)        BDB:

Address:	Estrada Professor Messias Batista, 2007, Piracicaba-SP
Phone:	+55 19 3415-9900
Fax:	+55 19 3415-9900
At.:	Edilberto Ferreira

12.2.    BDB shall give immediate written notice to AMYRIS as soon as BDB becomes aware of any act, fact or event that may or might turn out to affect in any manner the possession of the Free Leased Equipment.

CLAUSE THIRTEEN – APPLICABLE LAW AND DISPUTE RESOLUTION

13.1.    This Agreement shall be governed by the laws of Brazil.

13.2.    The Parties will use best efforts to resolve any difference of opinion and dispute in friendly negotiations.

13.3.    If friendly negotiations pursuant to Clause 13.2. do not result in an agreement within ninety (90) days from the first communication sent by one Party to the other on the relevant matter, all disputes arising out of or in connection with this Agreement shall be exclusively and finally settled by arbitration as provided for in Clause 17 of the Joint Manufacturing Agreement.

In witness whereof, the Parties have caused this Agreement to be executed in two (2) counterparts with the same form and contents, before the two (2) undersigned witnesses.

São Paulo, June 24, 2010

Intentionally left blank — signature pages following

Signature Page 1/3 of the Free Lease Agreement (Comodato), entered into as of June 24, 2010, between Amyris

Brasil S.A. and Biomin do Brasil Nutrição Animal Ltda.

AMYRIS BRASIL S.A.

/s/ Roel Win Collier	/s/ Felipe Moreira Caram
Name: Roel Win Collier Title: General Manager	Name: Felipe Moreira Caram Title: Financial Officer

Signature Page 2/3 of the Free Lease Agreement (Comodato), entered into as of June 24, 2010, between Amyris Brasil S.A. and Biomin do Brasil Nutrição Animal Ltda.

BIOMIN DO BRASIL NUTRIÇÃO ANIMAL LTDA.

/s/ Herbert Danner	/s/ Edilberto Ferreira
Name: Herbert Danner Title: General Manager	Name: Edilberto Ferreira Title: Financial Officer

Signature Page 3/3 of the Free Lease Agreement (Comodato), entered into as of June 24, 2010, between Amyris Brasil S.A. and Biomin do Brasil Nutrição Animal Ltda.

Witnesses:

Name: ID (RG) No.: Tax Reg. (CPF/MF) No.:	Name: ID (RG) No.: Tax Reg. (CPF/MF) No.:

ANNEX A

Description of the Free Leased Equipment

Equipment
First 200 m3 fermentor	• Production fermentor • Compressed air system • Media sterilization system • Inactivation system • Seed fermentor • CIP system

Second 200m3 fermentor	• Production fermentor • Compressed air system • Cooling tower